Exhibit 10.1

Share Transfer Agreement

in relation to

Guizhou Minji Construction Engineering Co., Ltd.

Between

Nan Luo, Wei Chen

And

Hangzhou TC-Link Logistics Supply Chain Management

Co., Ltd.

Oct. 2025

Share Transfer Agreement

This Share Transfer Agreement (the “Agreement”) dated Oct. 22, 2025 is entered into by and among the following three parties in Hangzhou City, Zhejiang Province, China:

Party A-1: Nan Luo

ID Card No.:

Party A-2: Wei Chen

ID Card No.:

Party B: Hangzhou TC-Link Logistics Supply Chain Management Co., Ltd.

Unified Social Credit Code:

Legal Representative: Lin Tan

Address: Xiaoshan Economic and Technological Development Zone, Xiaoshan Science and Technology City, Chuanhua Intelligence Center, Qianwan Smart Valley, Building 2, Floor 9, Room 901-903, Xiaoshan District, Hangzhou City, Zhejiang Province (Self-filing)

Party C: Guizhou Minji Construction Engineering Co., Ltd.

Legal Representative: Nan Luo

Address: Jinyang Sub-district, 88 Xingzhu West Road, Guiyang CR Land International Community Phase II, MIXC (Zone I), Tower I2# & I1#, Building (2), Unit 1-23-30, Guanshanhu District, Guiyang City, Guizhou Province

Party A-1 and Party A-2 shall be collectively referred to as “Party A”, and Party A, B and C collectively referred to as the “Three Parties” or the “Parties”.

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Share Transfer Agreement

WHEREAS:

1.	Party C is a limited liability company duly incorporated and validly existing under the laws of China, with a registered capital of RMB10,000.

2.	Party A-1 and Party A-2 are shareholders of Party C, with Party A-1 holding 60% of the shares in Party C and Party A-2 holding the remaining 40%.

3.	Party A intends to transfer to Party B and Party B intends to acquire all shares that Party A holds in Party C.

NOW THEREFORE, in connection with the above-mentioned transfer of the shares, the Parties through friendly negotiation have agreed the following terms and conditions.

1	Definition

For the purpose of the Agreement, the following terms shall have the following meanings unless as agreed otherwise:

Target Share	refers to	100% of shares in Guizhou Minji Construction Engineering Co., Ltd. (“Guizhou Minji” or “Party C”) to be transferred to Party B by Party A pursuant to the provisions hereof.
Target Company, Company	refers to	Party C to the Agreement.
Transfer	refers to	the transfer to Party B of 100% of the shares that Party A holds in the Target Company.
Deposit	refers to	an amount of RMB40,000 paid by Party B to the account designated by Party A’s authorized person on Sep. 29, 2025 for the purpose of the Transfer.
Share Transfer Closing Date	refers to	the date when the required registration for the transfer of the Target Shares is completed with the competent administration for industry and commerce.
Effective Date	refers to	the date when this Agreement shall come into force and effect, subject to the date of the last signature hereto.

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Share Transfer Agreement

2	Transfer of the Target Shares

2.1	In accordance with the terms and conditions agreed hereof, Party A agrees to transfer the Target Shares to Party B; the consideration agreed by Party A and Party B through negotiation is RMB730,000; and Party B agrees to accept such transfer of the Target Shares as set out in Article 2 above.

2.2	Commencing from the Share Transfer Closing Date, all rights and interests (including, without limitation, any rights to dividends or other distributions), obligations and liabilities in the Target Shares that Party A enjoys under applicable laws, regulations, and the articles of association of Party C, will be transferred and assigned to Party B. Accordingly, Party B will instead become the legal and beneficial owner of the Target Shares, be entitled to all their rights and benefits, and assume all obligations and liabilities associated therewith.

3	Consideration for Transfer

3.1	Party A and Party B agree and acknowledge that Party B shall acquire the transferred Target Shares at a consideration of RMB seven hundred and thirty thousand only (RMB730,000) (the “Consideration for Transfer”), exclusive of any applicable taxes.

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Share Transfer Agreement

3.2	On the date the following matters are completed, Party B shall pay 100% of the Consideration for Transfer, of which, RMB four hundred and thirty-eight thousand (RMB438,000) is paid to Party A-1, and RMB two hundred and ninety-two hundred (RMB292,000) to Party A-2:

(1) The results of the report on Party A’s due diligence provided by a professional institution appointed by Party B are up to the satisfaction of Party B; or, problems (if any) identified in the course of such due diligence have been resolved by Party C and Party A as required by Party B, to which Party B has confirmed or waived;

(2) The required registration of the Transfer with the competent administration for industry and commerce is deemed completed, that is, to submit the information on the new company name, new shareholders and new legal representative by the online system for business change registration and the Target Shares are transferred when Party A and Party B sign via QR code to confirm such information changes; and

(3) The authorized person of Party A refunds the Deposit received.

For the information about Party A’s beneficiary account, see the schedule attached hereto.

3.3	The Consideration for Transfer set out in Article 2.1 above does not include any withholding taxes levied on payment of such Consideration for Transfer by Party B under applicable laws and regulations or hereunder. Payment and assumption of relevant taxes shall be subject to Article 13 below.

4	Share Transfer Closing

4.1	The Parties agree that the Share Transfer Closing Date is subject to the date when the required registration of the Transfer is completed by Party C with the competent administration for industry and commerce.

4.2	The Parties further agree that the Transfer Closing Date shall be no later than Oct. 25, 2025. If it is later than Oct. 25, 2025, Party B shall be entitled to extend the Closing and determine a new deadline at its sole discretion, or to unilaterally terminate this Agreement.

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Share Transfer Agreement

5	Representations and Warranties of Party A

5.1	Party A is a person with full capacity for civil conduct and has full authority and powers to execute the Agreement and perform all Party A’s obligations provided hereunder.

5.2	Party A is the legal and beneficial shareholder of Party C, not holding the Target Shares in Party C on behalf of any third party.

5.3	Party A has neither created nor ever made any undertaking to any person to establish any security interests over the Target Shares.

5.4	Party C has no actual or threatened illegal acts, violations, disputes, controversies, or undisclosed debts. Party A has no actual or threatened illegal acts, violations, disputes, controversies, or undisclosed debts in connection with Party C. If, after the Share Transfer Closing Date, Party C or Party B is subject to any administrative penalty or held liable as a result of any illegal acts, violations, disputes, controversies, or undisclosed debts that Party A and/or Party C have/has committed or been involved in prior to the Closing Date, Party A shall compensate for all and any costs, claims, liabilities, expenses and other losses arising therefrom or in connection therewith, including, without limitation, attorneys’ fees, litigation expenses, arbitration costs, and travel expenses.

5.5	All the representations and warranties by Party A herein are given voluntarily and express Party A’s true, genuine, and valid intention.

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Share Transfer Agreement

6	Representations and Warranties of Party B

6.1	Party B has full authority and powers to execute the Agreement and to perform all of its obligations hereunder.

6.2	All the representations and warranties by Party B herein are given voluntarily and express Party B’s true, genuine, and valid intention.

6.3	The source of funds used by Party B to pay the Consideration for Transfer is legitimate and follows all applicable laws and regulations.

7	Representations and Warranties of Party C

7.1	Party C is a limited liability company duly incorporated and validly existing under applicable laws.

7.2	All information and due diligence materials disclosed and provided by Party C to Party B are true, complete, and accurate in all respects.

7.3	Party C has no matters that would have an adverse effect on its corporate status, good standing or corporate existence.

7.4	Party C has no actual or threatened debts, or any actual or threatened disputes or controversies.

7.5	Party C is running its business by operation of laws without any illegal acts or violations and subject to no penalties imposed by regulatory authorities, whether actual or threatened.

7.6	Party C has filed all required tax returns and paid all applicable taxes required by laws, without any violations of taxation laws or regulations or any outstanding tax liabilities.

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Share Transfer Agreement

8	Confidentiality Obligations

None of the Parties is allowed to disclose any information related to the Transfer of Target Shares in any way to any third party not involved in the Transfer, except to the extent required to report or file such information with any competent authority under applicable laws, regulations or the articles of association of Party C, or at the request of any competent governmental departments.

9	Termination of Agreement

9.1	The other Parties shall have the right to terminate the Agreement if one of the Parties has any one of the following acts:

(1) Any of the representations and warranties made by Party A or Party C under Articles 5 and 7 hereof are found false, inaccurate, or to constitute a material breach;

(2) Any of the representations and warranties made by Party B under Article 6 hereof are found false, inaccurate, or to constitute a material breach;

(3) A Party fails to perform any of its obligations under this Agreement or otherwise breaches this Agreement, resulting in the other Parties being unable to achieve the purposes of this Agreement; or

(4) Any other circumstances occur that, under applicable law, entitle a Party to terminate this Agreement.

9.2	If any of the circumstances set out in Article 9.1 occur, any Party shall exercise its right to terminate this Agreement under Article 9.1 within thirty (30) days upon the occurrence of such circumstances.

9.3	Party A, Party B, or Party C who intends to exercise its right to terminate this Agreement shall notify the other Parties within the period specified in Article 9.2. This Agreement shall terminate upon the delivery of said notice to the other Parties.

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Share Transfer Agreement

9.4	Upon termination of this Agreement, the Parties shall cooperate fully to return the payments for the Transfer and the registration of Target Company’s shares to the status quo as it was before the execution of this Agreement. To be specific, Party A shall refund any Transfer payment already made by Party B, except for any taxes already paid in connection with such Transfer which shall be borne by Party B, and Party B shall provide reasonable assistance and cooperation, if necessary, in completing the procedures for registering the Target Shares in Party A’s name with the competent administration for market regulation.

10	Liability for Breaches

10.1	Any Party who breaches, fails to perform, or improperly performs any of its obligations under this Agreement shall be deemed in default (the “Defaulting Party”). The Defaulting Party shall pay the liquidated damages equal to 20% of the Consideration for Transfer to indemnify the other Parties (the “Non-Defaulting Parties”) for any losses resulting from such breaches.

10.2	During the term of this Agreement, Party A shall have the right to terminate this Agreement if Party B delays the payment of the Consideration for Transfer as required herein for fifteen (15) days.

10.3	During the term of this Agreement, if the Share Transfer Closing cannot be completed due to reasons attributable to Party A, Party A shall refund to Party B the Consideration for Transfer already received, if any, together with any accrued interest calculated at the prevailing savings deposit rate issued by the Bank of China.

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Share Transfer Agreement

11	Force Majeure

11.1	A Party who is unable to perform, or has to defer the performance of any of its obligations hereunder due to the occurrence of any event that is unforeseeable, inevitable and insurmountable by the Party (the “Force Majeure Event”) may be exempted from liabilities for failure to perform such obligations during the existence of such Force Majeure Event.

11.2	The Force Majeure Event includes earthquakes, typhoons, floods, pandemics, wars, strikes and blockades. The Party affected by a Force Majeure Event shall promptly notify the other Parties in writing, explaining the situation by providing documentary evidence of the occurrence and expected duration of the Force Majeure Event, together with detailed information regarding the event, which shall have been certified or validated by a notary public.

11.3	If the Force Majeure Event lasts for more than sixty (60) days, the Parties shall decide through friendly negotiation to either terminate or amend this Agreement.

12	Governing Laws and Dispute Resolution

12.1	The conclusion, effectiveness, interpretation and performance of the Agreement shall be governed by applicable laws and regulations prevailing in China.

12.2	Any dispute arising out of or in connection with the Agreement shall first be resolved through amicable negotiation among the Three Parties. If it is not resolved through negotiation within fifteen (15) days, any Party may submit the dispute to the Shenzhen Court of International Arbitration (“SCIA”) located in Shenzhen for arbitration in accordance with its then-effective arbitration rules.

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Share Transfer Agreement

13	Taxes and Costs

Party B shall bear all taxes and costs arising out of or in connection with the execution and performance of this Agreement.

14	Miscellaneous

14.1	For the purposes of this Agreement, all headings used are for convenience purposes of reference only and shall not affect the interpretation of any provision hereof.

14.2	This Agreement, together with the schedules attached hereto, constitutes the entire understanding and agreement among the Parties with respect to the subject matter hereof, and supersedes and replaces all prior consultations, negotiations, notices, memoranda, documents, agreements, contracts and communications, whether written or oral, made among the Parties in connection with such subject matter.

14.3	If any provision of this Agreement is held to be invalid or unenforceable, such invalidity or unenforceability shall not affect the validity or enforceability of the remaining provisions hereof.

14.4	Any amendment to this Agreement shall be made by a separate written agreement executed by the Three Parties.

14.5	Any matters not covered by this Agreement shall be agreed through consultation and set forth in a supplementary agreement executed by the Parties. Any supplementary agreement shall constitute an integral part of this Agreement and shall have the same legal effect as this Agreement.

14.6	This Agreement shall take effect on the date on which all the Parties execute this Agreement.

14.7	This Agreement shall be executed in four (4) counterparts, with each Party retaining one counterpart and the remaining counterpart retained by Party C for the purpose of completing the required procedures for the Transfer of the Target Shares.

14.8	Notwithstanding any standard contract that Party A and Party B may execute as required by the competent administration for industry and commerce during the procedures for the transfer of the Target Shares, the provisions of this Agreement shall prevail with respect to the rights and obligations of the Parties.

(The remainder of this page is intentionally left blank)

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Share Transfer Agreement

(No text below. Signature Page of the Share Transfer Agreement)

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be duly executed as of the date first above written.

Party A-1: Nan Luo

(Signature): ___________________

Party A-2: Wei Chen

(Signature): ___________________

Party B: Hangzhou TC-Link Logistics Supply Chain Management Co., Ltd.

(Official Seal)

Legal Representative or Authorized Representative (Signature): ___________________

Party C: Guizhou Minji Construction Engineering Co., Ltd.

(Official Seal)

Legal Representative or Authorized Representative (Signature): ___________________

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Share Transfer Agreement

Schedule:

Beneficiary account of Party A-1:

Account Name:	Nan Luo
A/C No.:
Account Bank:

Beneficiary account of Party A-2:

Account Name:	Wei Chen
A/C No.:
Account Bank:

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